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                        VAN KAMPEN HIGH INCOME TRUST II
                          ITEM 77(O) 10F-3 TRANSACTIONS
                       JULY 1, 2008 -- DECEMBER 31, 2008

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
                                                                 Amount of     % of
                                      Offering       Total        Shares     Offering  % of Funds
   Security      Purchase/   Size of  Price of     Amount of     Purchased  Purchased     Total                      Purchased
   Purchased    Trade Date  Offering   Shares      Offering       By Fund    By Fund     Assets       Brokers           From
--------------  ----------  --------  --------  --------------  ----------  ---------  ----------  -------------  ---------------
 XM Satellite    07/249/08      -       $89.93    $778,500,000    $275,000    0.035%      0.38%    J.P. Morgan    J.P. Morgan
Radio Holdings                                                                                     Securities,    Securities
   Inc. Note                                                                                       Morgan
13.00% due                                                                                         Stanley & Co.
  08/01/2013                                                                                       Incorporated,
                                                                                                   UBS
                                                                                                   Securities
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